UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2023

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

204 Burgess Drive, Broussard, Louisiana 70518
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

Arbitration Award

RedHawk Holdings Corp. (“RedHawk” or the “Company”), a diversified holding company engaged primarily in the sale and distribution of medical devices and certain types of personal protection equipment, announced today that RedHawk Medical Products & Services, LLC (“RedHawk Medical”), a wholly-owned subsidiary of the Company, was awarded, through binding arbitration, $44,950,000, plus attorney fees, arbitration costs, and judicial interest.

On June 22, 2021, RedHawk Medical entered into a $950,000,000 contract (the “Contract”) with N-95 Shield, LLC, an Arizona-based medical supply distribution company (the “Buyer”) and member of Nevada-based Coastal Group Partners, LLC, for RedHawk Medical to sell to the Buyer certain medical products offered by RedHawk Medical. The Buyer failed to perform under the terms of the Contract and RedHawk Medical’s attempts to amicably resolve the dispute with the Buyer were unsuccessful.

On January 6, 2022, RedHawk Medical issued to the Buyer a Notice of Default (“Default”) wherein RedHawk notified the Buyer that RedHawk Medical (i) believed the Buyer was in breach of the Contract; and (ii) if the Buyer failed to cure the Default within the timeline set forth in the Contract, RedHawk Medical would pursue its available remedies pursuant to the terms of the Contract.

The Buyer failed to cure the Default.

Accordingly, pursuant to the terms of the Contract, RedHawk Medical initiated binding arbitration proceedings on May 21, 2022 through Judicial Arbitration and Mediation Services, Inc. (“JAMS”).

On February 22, 2023, a binding arbitration hearing was held in Lafayette, Louisiana.

On May 1, 2023, RedHawk Medical was awarded a monetary judgment (“Judgment”) in the amount of $44,950,000, plus, attorney fees and arbitration costs in the amount of approximately $69,000, and judicial interest from June 22, 2021 until paid. As of May 1, 2023, accrued judicial interest totaled approximately $3,400,000.

The Judgment is not subject to appeal.

The Company said it will recognize the net income from the Judgment in its financial statements when the proceeds from the Judgment are collected by RedHawk Medical.

Med Tech Farms LLC

On December 12, 2022, RedHawk Land & Hospitality, LLC (“RedHawk Land”), a wholly owned subsidiary of the Company, acquired 100% of the limited liability company interest in a Louisiana-based start-up disaster response company and commercial construction subcontractor. The acquisition was effective October 1, 2022 and included the purchase of certain assets of Med Tech Farms LLC (“Med Tech”), an Oklahoma-based start-up grower and supplier of cannabis products.

The purchase price was approximately $840,000 and was paid through a combination of promissory notes, available net operating tax loss carryforwards and the distribution of certain disaster response company assets to the former owner. The Med Tech assets acquired include, but are not limited to, the equipment necessary to grow, manufacture, transport and sell cannabis products. The assets will be relocated to the Company’s new warehouse and storage facilities in Broussard, Louisiana (see Item 8.01 – Other Events).

Tower Hotels Fund 2014

On April 30, 2023, RedHawk Land announced it will acquire 140,000 Class A Units of fully paid, non-assessable units of limited liability company interests in Towers Hotels Fund 2014, LLC (the “Units”) from Beechwood Properties, LLC (“Beechwood”), an entity owned and controlled by G. Darcy Klug, the Chief Executive Officer of the Company, for an amount (“Purchase Price”) to be determined by an independent third-party valuation mutually acceptable to both RedHawk Land and Beechwood. The Purchase Price will be paid by with the issuance of a convertible promissory note to Beechwood in the amount of the Purchase Price.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In January 2023, the Company re-negotiated the repayment terms (“Revised Repayment Terms”) of the 2020 Fixed Rate Convertible Notes (“Notes”) with the holders of the Notes. As of December 31, 2022, the balance owed under the Notes was approximately $571,068, including accrued interest.

Under the Revised Repayment Terms, the Company agreed to pay the holders of the Notes, in monthly installments, a total of approximately $553,900, including interest, over a period of 4 years with a single balloon payment due at maturity:

Year 1 $ 85,000

Year 2 $ 77,500

Year 3 $ 77,500

Year 4 $ 30,000

At Maturity $283,902

Additionally, the holders of the Notes agreed to waive their rights to convert the Notes into the Company’s common stock unless otherwise mutually agreed to by both the Company and the holders of the Notes.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 9, 2023, the Audit Committee approved the engagement of California-based GreenGrowth CPA’s (“GreenGrowth”), to serve as the Company's independent registered public accounting firm to audit the Company’s financial statements for its fiscal years ended June 30, 2021, June 30, 2022 and the nine months ended March 31, 2023.

The Company’s financial statements for the year ended June 30, 2020, were audited by Postlethwaite& Netterville, APAC (“P&N”). P&N resigned as the Company’s auditors on December 31, 2020. P&N’s resignation was previously reported in a Form 8-K filed on January 7, 2021.

During the two most recent fiscal years, and in the subsequent interim periods through March 31, 2023, the Company did not consult with GreenGrowth regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that GreenGrowth concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as contemplated by Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Advisory Director

On February 27, 2023, the Board of Directors (the “Board”) of RedHawk Holdings Corp. (the “Company”) approved the appointment of Christopher S. Swiecicki as an Advisory Director to the Board effective February 27, 2023. Mr. Swiecicki is 61 years of age and has over thirty (30) years of C-suite executive and legal experience including more than ten (10) years of executive banking management and more than ten (10) years of senior financial management experience.

Mr. Swiecicki is currently the Managing Member of Swiecicki & Muskett, LLC (“Swiecicki & Muskett”), a Missouri-based legal practice which he founded in 2018. Swiecicki & Muskett focuses primarily on corporate management and legal representation, mergers and acquisitions, taxation, contract negotiations, business litigation, jury trials, executive fiduciary duties and responsibilities, and preparation of both Federal and State appeals.

From 2012 to 2018, Mr. Swiecicki was the Chief Financial Officer and Chief Legal Officer of Fall Protection Systems, Inc., a Missouri-based manufacturer and supplier of industrial safety equipment. Between 2008 and 2012, Mr. Swiecicki was the Corporate Tax Counsel for Ameren Corporation, a Missouri-based utility company, which employs more than 9,000 personnel and is traded on the NYSE.

Mr. Swiecicki was Senior Vice President of Regions Bank in St. Louis, Missouri between 1997 to 2008, in private law practice between 1992 to 1997 and was a tax associate with Deloitte between 1990 and 1992.

Mr. Swiecicki graduated in 1984 from Southern Illinois University with a Bachelor of Science degree in Business Administration. In 1990, Mr. Swiecicki received his Juris Doctorate degree from Washington University School of Law. In 2005, Mr. Swiecicki received his Master of Taxation (LLM) degree from Washington University School of Law.

There are no arrangements or understandings pursuant to which Mr. Swiecicki was appointed as an advisor to the Board, and there are no transactions reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933 in connection with Mr. Swiecicki’s appointment.

Departure of Director

On January 19, 2023, due to health reasons, Mr. Charles F. D’Agostino resigned his position as a member of the Board, effective February 20, 2023 after completing his three (3) year term as a member of the Board. Mr. D’Agostino’s resignation was not the result of any disagreement with the Company or the Board.

Item 8.01	Other Events.

On February 27, 2023, RedHawk Holdings Corp. (“RedHawk” or the “Company”), a diversified holding company engaged primarily in the sale and distribution of medical devices, the sale and distribution of certain types of personal protection equipment, and investments in, and restoration of, certain real estate properties, announced the relocation of its corporate offices to 204 Burgess Drive, Broussard, Louisiana 70518 (the “New Headquarters”) beginning on April 1, 2023.

The Company’s telephone and facsimile numbers will remain unchanged.

The New Headquarters will facilitate the consolidation of the Company’s corporate offices with its medical and security system warehousing, inventory storage, assembly and testing. The Company’s corporate offices are currently located in Lafayette, Louisiana and its medical and security system warehousing, inventory storage, assembly and testing offices, are currently located at the Louisiana State University Business and Innovation Center, in Baton Rouge, Louisiana.

RedHawk Land & Hospitality, LLC (“RedHawk Land”), a wholly owned subsidiary of the Company, has entered into a twenty-four (24) month, triple net lease (“Lease”) effective March 1, 2023. Monthly rentals for the New Headquarters are $2,400 per month in the first year of the Lease and $2,500 per month in the second year of the Lease. RedHawk Land has the option to renew the Lease for two (2), twelve (12) month lease extensions, each at a rate of $2,600 per month.

The former lease for the Company’s corporate offices expired on March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: May 11, 2023	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Executive Officer and Chief Financial Officer